Exhibit 99.1

Xencor Announces Proposed Public Offering of Common Stock

PASADENA, Calif. – Sept. 10, 2024 – Xencor, Inc. (“Xencor”) (Nasdaq: XNCR), a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of cancer and other serious diseases, today announced that it has commenced an underwritten public offering of shares of its common stock, or, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase shares of common stock. Xencor also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the aggregate number of shares of its common stock (including shares of common stock underlying pre-funded warrants) offered in the public offering at the public offering price, less the underwriting discounts and commissions. All of the shares of common stock and pre-funded warrants, if any, to be sold in the proposed offering are to be sold by Xencor. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

Leerink Partners, Raymond James and RBC Capital Markets are acting as joint book-running managers for the proposed offering. Wedbush PacGrow is acting as a co-manager for the offering.

Xencor currently intends to use the net proceeds from the proposed offering for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses.

The proposed offering is being made pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-270030), previously filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023 and which automatically became effective upon filing. The securities may be offered only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering may also be obtained by contacting Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863, or by email at prospectus@raymondjames.com; or from RBC Capital Markets, LLC, Attention: Equity Capital Markets, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Xencor

Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of patients with cancer and other serious diseases. More than 20 candidates engineered with Xencor’s XmAb® technology are in clinical development, and three XmAb medicines are marketed by partners. Xencor’s XmAb engineering technology enables small changes to a proteins structure that result in new mechanisms of therapeutic action.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding Xencor’s expectations on the timing, size and completion of the proposed offering, Xencor’s intention to grant the underwriters a 30-day option to purchase additional shares, and the anticipated use of proceeds therefrom. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks and uncertainties associated with market and other conditions and the satisfaction of customary closing conditions related to the proposed public offering and other risks that are described in Xencor’s most recent periodic reports filed with the SEC, including Xencor’s Annual Report on Form 10-K for the year ended December 31, 2023, including the risk factors set forth in those filings. These forward-looking statements speak only as of the date hereof. Xencor disclaims any obligation to update these forward-looking statements, except as required by applicable law.

Contacts:

Charles Liles
cliles@xencor.com
(626) 737-8118